Exhibit 10.6

RECORDING REQUESTED BY, AND WHEN RECORDED MAIL TO: Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 Attention: Kevin D. DeBorde Tel: (714) 540-1235
SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

by and from

THE PACIFIC LUMBER COMPANY, "Grantor"

to

FIDELITY NATIONAL TITLE COMPANY, "Trustee"

for the benefit of

CREDIT SUISSE FIRST BOSTON,

in its capacity as Administrative Agent, "Beneficiary"

Dated as of April 19, 2005

ATTENTION: COUNTY RECORDER: This Deed of Trust covers goods which are or are to become affixed to or fixtures on the land described in Exhibit A hereto and is to be filed for record in the records where deeds of trust on real estate are recorded. Additionally, this instrument should be appropriately indexed, not only as a deed of trust, but also as a fixture filing covering goods that are or are to become fixtures on the real property described herein and as a financing statement covering as extracted collateral and timber to be cut. The mailing addresses of Grantor (Debtor) and Beneficiary (Secured Party) are set forth in the Preamble of this Deed of Trust.

DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (as hereafter amended, modified, extended, restated, supplemented or renewed from time to time, the "Deed of Trust") is dated as of April 19, 2005, by and from THE PACIFIC LUMBER COMPANY, a Delaware corporation ("Grantor"), having an address at 125 Main Street, Scotia, California 95565, to FIDELITY NATIONAL TITLE COMPANY ("Trustee"), having an address at 404 H Street, Eureka, CA 95501, for the benefit of CREDIT SUISSE FIRST BOSTON, acting through its New York Branch, as administrative agent (in such capacity, "Agent") for the lenders party to the Loan Agreement (defined below) (all such lenders, together with their respective successors and assigns, are collectively referred to as the "Lenders"), having an address at Eleven Madison Avenue, New York, NY 10010 (Agent, together with its successors and assigns, "Beneficiary"). The term "Grantor" shall be synonymous with the term "Trustor" for purposes of California law.

RECITALS

A.         Agent and the Lenders have entered into that certain Term Loan Agreement dated as of April 19, 2005, with THE PACIFIC LUMBER COMPANY, a Delaware corporation, and BRITT LUMBER CO., INC., a California corporation (collectively referred to as "Borrower"), pursuant to which Agent and the Lenders have made certain commitments, subject to the terms and conditions set forth therein, to extend certain credit facilities to Borrower (said Term Loan Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement").

B.          Grantor and other Affiliates of Borrower have executed and delivered that certain Guarantee and Collateral Agreement dated as of April 19, 2005, (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Guarantee") in favor of Beneficiary for the benefit of the Lenders, pursuant to which Grantor has guaranteed the prompt payment and performance when due of all of the obligations of Borrower under the Loan Agreement and the other Loan Documents to which Borrower is a party.

C.          Pursuant to the Loan Agreement, in order to induce Agent and the Lenders to make Loans and other extensions of credit under the Loan Agreement, Grantor has agreed to execute and deliver this Deed of Trust.

ARTICLE 1

DEFINITIONS

Section 1.1.       Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement. As used herein, the following terms shall have the following meanings:

(a)            "Indebtedness": (1) All indebtedness of Borrower to Beneficiary and the Lenders under the Loan Documents, including, without limitation, the sum of all (i) principal, interest and other amounts due under or secured by the Loan Agreement and other Loan Documents, and (ii) principal, interest and other amounts which may hereafter be loaned by

Beneficiary or any of the Lenders under or in connection with the Loan Agreement, or any of the other Loan Documents, whether evidenced by a promissory note or other instrument that, by its terms, is secured hereby, and (iii) all obligations of Grantor pursuant to the Guarantee and Collateral Agreement of even date herewith, and (2) all other indebtedness, obligations and liabilities of any kind direct or indirect, now or hereafter existing of Grantor to Beneficiary or any of the Lenders under documents that recite that they are intended to be secured by this Deed of Trust.

(b)           "Mortgaged Property": All of Grantor's right, title and interest in and to the following: (1) the fee interest in the real property described in Exhibit A-1 attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Grantor (the "Land"), (2) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land, together with any greater estate therein as hereafter may be acquired by Grantor (the "Improvements"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) all personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, rights of Grantor under leases of Fixtures or other personal property or equipment (the "Personalty"), (5) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "Plans"), (6) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "Leases") (7) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"), (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "Property Agreements"), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (10) all trees and timber, including without limitation standing timber and crops and timber to be cut, now located on or hereafter planted or growing in the soil on the Land or any part thereof, subject to the rights granted to Scotia Pacific Company, LLC in those certain Grant Deeds from Grantor to Scotia Pacific Lumber Company, LLC recorded on July 17, 1998 in the Official Records of Humboldt County, California as Instrument Nos. 1998-18652-23, 1998-18653-3 and 18654-4 (the "Timber Rights Deed") to harvest such trees and timber on those portions of the Land described in the Timber Rights Deed (the "Timber"), which rights are further subject to that certain New Master Purchase Agreement dated July 20, 1998 between Scotia Pacific Company, LLC, as seller and The Pacific Lumber Company, as purchaser; (11) all trees and timber, including without limitation standing timber and crops and timber to be cut, now located on or hereafter planted or growing in the soil of certain lands owned by Salmon Creek Corporation and Scotia Pacific, LLC as to which ownership and the right in perpetuity to harvest such trees and timber was conveyed to Grantor in that certain Grant Deed from Salmon Creek Corporation (Instrument No. 1998-18649-3) and that certain Grant Deed from Scotia Pacific Company LLC (Instrument No. 1998-18655-3) and reserved by Grantor in that certain Quitclaim Deed from Grantor to Scotia Pacific Company LLC (Instrument No. 1998-1865002), each recorded on July 17, 1998 in the Official Records of Humboldt County, California (the "Timber Rights"), and which lands are described in Exhibit A-2 attached hereto; (12) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (13) subject to the terms of the Loan Agreement, all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (14) all mineral, water, oil and gas rights and as extracted collateral now or hereafter acquired and relating to all or any part of the Mortgaged Property and (15) any awards, remunerations, reimbursements, settlements or compensation heretofore made to Grantor or hereafter to be made to Grantor by any Governmental Authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Deed of Trust, the term "Mortgaged Property" means all or, where the context permits or requires, any portion of the above or any interest therein. Notwithstanding anything herein to the contrary, in no event shall the Mortgaged Property include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor's rights or interests in or under, any license, contract, permit, instrument, security or franchise to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, instrument, security or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, Instrument, Security or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision the Mortgaged Property shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

In the event that any asset of Grantor is excluded from the Mortgaged Property by virtue of the foregoing paragraph, Grantor agrees to use commercially reasonable efforts to obtain all requisite consents to enable Grantor to provide a security interest in such asset pursuant hereto as promptly as practicable.

(c)            "Obligations": The Indebtedness, together with all of the agreements, covenants, conditions, warranties, representations and other obligations of Borrower under the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party.

(d)           "Permitted Liens": Liens expressly permitted by Section 6.02 of the Loan Agreement.

(e)            "UCC": The Uniform Commercial Code in the State of California. If the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than California then, as to the matter in question, the term "UCC" means the Uniform Commercial Code in effect in that state.

ARTICLE 2

GRANT

Section 2.1.       Grant. To secure the full and timely payment and performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Trustee the Mortgaged Property, subject, however, only to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary and the Lenders as follows:

Section 3.1.       Title to Mortgaged Property and Lien of this Instrument. Grantor warrants that Grantor has a good and insurable fee estate in and to the Land and each of the Improvements thereon, has the full power, authority and right to execute, deliver and perform its obligations under this Deed of Trust and to encumber, mortgage, transfer, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the same and that, except for Permitted Liens, Grantor possesses an unencumbered fee estate in the Land and an unencumbered fee or leasehold estate in the Improvements and that it owns the other Mortgaged Property free and clear of any Liens, claims or interests except for Permitted Liens. This Deed of Trust creates valid, enforceable first priority Liens and security interests against the Mortgaged Property subject only to Permitted Liens.

Section 3.2.       First Lien Status. Grantor shall preserve and protect the first Lien and security interest status of this Deed of Trust (subject only to Permitted Liens). If any material Lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Loan Agreement.

Section 3.3.	Property Specific Representations.

(a)            The Mortgaged Property is free from material delinquent water charges and sewer rents;

(b)           As of the date of this Deed of Trust, the Mortgaged Property is free from unrepaired material damage caused by fire, flood, accident or other casualty;

(c)            As of the date of this Deed of Trust, no part of the Mortgaged Property has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Grantor's knowledge, threatened;

(d)           To Grantor's knowledge, to the extent required for the intended use of such property, the Improvements are generally structurally sound, and free of material defects in materials and workmanship. All major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition, except where failure to do so would not have a material adverse effect on the operations at such property;

(e)            No contract or agreement (other than Permitted Liens) provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Deed of Trust; and

(f)            There are no Leases, security agreements or financing statements materially affecting the intended use of all or any portion of the Mortgaged Property, other than (i) for Permitted Liens, (ii) as disclosed in writing by Grantor to Beneficiary prior to the date hereof, and (iii) the security agreements and financing statements created in favor of Beneficiary.

Section 3.4.       Payment and Performance. Grantor shall pay the Indebtedness when due under the Loan Documents and shall perform the other Obligations in full when they are required to be performed (subject to the terms of the Loan Agreement).

Section 3.5.       Replacement of Fixtures and Personalty. Subject to the terms and conditions of the Loan Agreement, which, in the event of any inconsistency shall supersede this Section 3.5, and subject to Grantor's rights under the Loan Documents, Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily in the ordinary course of business or for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest (subject to Permitted Liens) except such as may be first approved in writing by Beneficiary.

Section 3.6.       Inspections and Audits. Grantor shall permit inspections and audits in accordance with the terms and conditions of Section 5.07 of the Loan Agreement.

Section 3.7.       Maintenance of Mortgaged Property. Subject to the terms and conditions of the Loan Agreement, which, in the event of any inconsistency shall supersede this Section 3.7, Grantor shall:

(a)            promptly repair, restore, replace or rebuild any material portion of the Mortgaged Property that may become damaged, destroyed, altered, removed, severed, or demolished, whether or not proceeds of insurance are available or sufficient for the purpose, with replacements at least equal in quality and condition as previously existed, free from any security interest in, encumbrances on or reservation of title thereto except the lien of this Deed of Trust and Permitted Liens; and

(b)           keep the Mortgaged Property in good condition and repair, without waste, and free from mechanics', materialmen's or like liens or claims except for Permitted Liens.

Section 3.8.       Prohibited Liens; Prohibited Transfers. If any such action or condition would be inconsistent with the terms of the Loan Agreement, Grantor shall not (a) create, suffer, or permit to be created or filed against the Mortgaged Property any Lien superior or inferior to the lien created by this Deed of Trust and (b) sell, lease or convey all or any part of the Mortgaged Property or any interest therein.

Section 3.9.       Maintenance of Rights of Way, Easements and Licenses. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the material use of the Mortgaged Property and will not (to the extent Grantor has the right to object), without the prior consent of Beneficiary, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property if such restrictions would interfere in a material and adverse manner with the use of the Mortgaged Property. Grantor shall comply in all material respects with all restrictive covenants affecting the Mortgaged Property, and all material zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property, the failure to comply which could interfere in a material and adverse manner with the use of the Mortgaged Property.

Section 3.10.    Other Covenants. All of the covenants of Borrower (and, if a party thereto, Grantor) to the extent applicable to the Mortgaged Property in the Loan Agreement are incorporated herein by this reference and are made by Grantor with respect to the Mortgaged Property. The covenants set forth in the Loan Agreement include, among other provisions: (a) limitations on the lease, sale or transfer of any of the Mortgaged Property, (b) the obligation to pay when due all taxes on the Mortgaged Property or assessed against Beneficiary or the Lenders with respect to the Loans, (c) the obligation to keep the Mortgaged Property insured, as more particularly described in the Loan Agreement and (d) the obligation to comply with all legal requirements (including environmental laws) and, to the extent such incorporated covenants are analogous to covenants in this Deed of Trust (but more permissive toward Grantor), then the terms of the Loan Agreement covenants shall prevail. Such covenants, together with covenants in this Article 3, are covenants running with the Land.

Section 3.11.	Condemnation Awards and Insurance Proceeds.

(a)            Grantor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

(b)           Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Grantor authorizes Beneficiary to collect and receive such proceeds, to the extent authorized to do so under the Loan Agreement, and at any time following the occurrence and continuance of an Event of Default authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

(c)            Grantor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under California Code of Civil Procedure Section 1265.255(a),

which provides for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import.

Section 3.12.    Taxes. Grantor shall pay all material Taxes imposed or levied by any Governmental Authority which create a lien upon the Mortgaged Property or any part thereof before any penalty accrues thereon (all of which Taxes are hereinafter referred to as "Impositions"). If by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Grantor may pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. If at any time after the date hereof there shall be assessed or imposed a license fee, tax or assessment on Beneficiary which is measured by or based in whole or in part upon the amount of the outstanding Obligations, then all such Taxes shall be deemed to be included within the term "Impositions" as defined herein, and Grantor shall pay and discharge, or reimburse Beneficiary for the payment of same (if Grantor is not permitted to pay such Imposition directly) the same as herein provided with respect to the payment of Impositions, or, if Grantor shall not be permitted by law to pay and discharge such Imposition either directly or indirectly, then, at the option of Beneficiary, all obligations secured hereby, together with all interest thereon, shall become immediately due and payable.

Section 3.13.    Peaceable Possession. Subject to the Permitted Liens, Grantor's possession of the Mortgaged Property has been peaceable and undisturbed and Grantor does not know of any facts by reason of which any adverse claim to any part of the Mortgaged Property or to any undivided interest therein might be set up or made.

Section 3.14.    Rights of Beneficiary. With respect to the Obligations, Grantor authorizes Beneficiary to perform any or all of the following acts at any time in its sole discretion, all without notice to or the consent or approval of Grantor and without affecting Grantor's obligations under this Deed of Trust, but subject to the terms and conditions of the Loan Agreement, which shall supersede this Section 3.14:

(a)            Beneficiary may alter any Obligation of any party other than Grantor, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, all or any part of any such Obligation;

(b)           Beneficiary may take and hold security for any Obligation, accept additional or substituted security therefor, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect, and sell or otherwise dispose of any such security;

(c)            Beneficiary may direct the order and manner of any public or private sale of all or any part of any security assigned to Beneficiary by Borrower or any other person, or otherwise to comply with the Uniform Commercial Code with respect to any personal property collateral, and Beneficiary may also bid at any such sale;

(d)           Beneficiary shall apply any payments or recoveries from Borrower, any guarantor (a "Guarantor") of the Obligations or any other source, and any proceeds of any security, to the Obligations in such manner, order and priority as required by the Loan Agreement, whether or not those obligations are secured at the time of the application;

(e)            Beneficiary may release Borrower or any other person of its liability for all or any part of any Obligation;

(f)            Beneficiary may substitute, add, or release any one or more Guarantors or endorsers.

(g)           Beneficiary or any Lender may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Grantor's liability under this Deed of Trust.

Section 3.15.    Lawfulness and Reasonableness. Grantor warrants that all of the waivers in this Deed of Trust are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Grantor may destroy or impair rights which Grantor would otherwise have against Beneficiary, and other persons, or against collateral. Grantor agrees that (i) all such waivers are reasonable under the circumstances and (ii) if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, the other waivers herein shall nonetheless remain in full force and effect.

Section 3.16.    Limitation on Amount Obligated; Contribution by Other Persons. Anything contained in this Deed of Trust to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of Grantor under this Deed of Trust, such obligations shall be limited to a maximum aggregate amount equal to the largest amount that would not render Grantor's obligations under this Deed of Trust subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of Grantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Grantor under this Deed of Trust pursuant to which the liability of Grantor under this Deed of Trust is included in the liabilities taken into account in determining such maximum amount and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification, or contribution of Grantor pursuant to applicable law or pursuant to the terms of any agreement.

Section 3.17.    Enforceability. Grantor hereby acknowledges that (i) the obligations undertaken by Grantor in this Deed of Trust are complex in nature, (ii) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, (iii) as part of Beneficiary's consideration for accepting this Deed of Trust as security for advances to be made with respect to the Obligations, Beneficiary has specifically bargained for the waiver and relinquishment by Grantor of all such defenses, and (iv) Grantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Grantor hereby represents and confirms to Beneficiary that Grantor is fully informed regarding, and that Grantor does thoroughly understand, (a) the nature of all such possible defenses, (b) the circumstances under which such defenses may arise, (c) the benefits which such defenses might confer upon Grantor, and (d) the legal consequences to Grantor of waiving such defenses. Grantor acknowledges that Grantor enters into this Deed of Trust with the intent that this Deed of Trust and all of the informed waivers in this Deed of Trust shall each and all be fully enforceable by Beneficiary, to the extent permitted by applicable law, and that Beneficiary is accepting this Deed of Trust in material reliance upon the presumed full enforceability thereof.

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1.       Remedies. If an Event of Default has occurred and is continuing, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a)            Acceleration. Declare the Indebtedness and/or other Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b)           Entry on Mortgaged Property. To the extent permitted by applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

(c)            Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee (for the benefit of Beneficiary) or Beneficiary in connection therewith in accordance with the provisions of Section 4.7.

(d)           Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Beneficiary may determine. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the Lenders may be a purchaser at such sale. If Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(e)            Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the payment and performance of the Obligations, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f)            Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, either before, during or after any proceeding to enforce this Deed of Trust).

Section 4.2.       Separate Sales; Postponement. If an Event of Default has occurred and is continuing, the Mortgaged Property, including any Mortgaged Property which is personal property, may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales. To the extent permitted by applicable law, Trustee may postpone the sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently notice sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

Section 4.3.       Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary, Trustee and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents and, to the extent not prohibited or restricted thereby, and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, Trustee or the Lenders, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary, Trustee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4.       Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment and performance of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 4.5.       Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except to the extent expressly provided for in the Loan Documents, all notices of any Event of Default or of any election by Trustee, Beneficiary or the Lenders to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6.       Discontinuance of Proceedings. If Beneficiary, Trustee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary, Trustee, or the Lenders, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary, Trustee, and the Lenders shall be restored to their former positions with respect to the Indebtedness, the other Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary, Trustee, and the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary, Trustee, or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.7.       Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary, Trustee, or the Lenders, as the case may be, (or the receiver, if one is appointed) in such manner as Beneficiary, Trustee, or the Lenders, as the case may be, determine subject to the terms and conditions of the Loan Agreement.

Section 4.8.       Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 4.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.9.	Additional Advances and Disbursements; Costs of Enforcement.

(a)            Upon the occurrence and during the continuance of an Event of Default, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this Section, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate applicable to past due principal payments with respect to Loans (as described in Section 2.07 of the Loan Agreement (the "Default Rate"), and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b)           Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 4.10.    No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary or the Lenders under the Loan Documents, at law or in equity shall cause Beneficiary, Trustee, or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary, Trustee, or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 4.11.    Actions by Beneficiary to Preserve the Mortgaged Property. If Grantor fails to make any payment or do any act as and in the manner provided in this Deed of Trust, in any of the other Loan Documents, Beneficiary, in its sole and absolute discretion, without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligation, may make such payment or do such act in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. In connection therewith (without limiting Beneficiary's general powers), if an Event of Default has occurred and is continuing, Beneficiary shall have and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Mortgaged Property; (ii) to make additions, alterations, repairs and Improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding which affects or may affect the security hereof or the rights or powers of Beneficiary; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which, in Beneficiary's judgment, may affect or appear to affect the security of this Deed of Trust; and (v) in exercising such powers, to employ counsel or other necessary or desirable experts or consultants. Grantor shall, immediately upon demand therefor by Beneficiary, pay all reasonable costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including cost of evidence of title, court costs, appraisals, surveys, and reasonable attorneys' fees, together with interest thereon from the date incurred at the Default Rate. All such costs and expenses together with interest thereon shall be secured by this Deed of Trust.

Section 4.12.    Due On Sale. In order to induce Beneficiary and Lenders to make the Loans and other extensions of credit under the Loan Agreement, Grantor agrees that, except as otherwise expressly permitted pursuant to the Loan Agreement, in the event of any "transfer" of the Mortgaged Property without the prior written consent of Beneficiary, Beneficiary has the absolute right at its option, without prior demand or notice, to declare all sums secured by this Deed of Trust immediately due and payable. Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions. Beneficiary may grant or deny such consent in its sole discretion and, if consent is given, any such transfer will be subject to this Deed of Trust, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however, release Grantor, Borrower or any maker or guarantor of the Obligations from any liability thereunder without the prior written consent of Beneficiary and Lenders. As used herein, "transfer" includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or the lease of all or substantially all of the Mortgaged Property.

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1.       Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default and upon written notice from Beneficiary to Grantor, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate.

Section 5.2.       No Obligation. Notwithstanding Beneficiary's rights hereunder, Beneficiary shall not be obligated to perform, and Beneficiary does not undertake to perform, any obligation, duty or liability with respect to the Leases or Rents on account of this Deed of Trust. Beneficiary shall have no responsibility on account of this Deed of Trust for the control, care, maintenance or repair of the Mortgaged Property, for any waste committed on the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property.

Section 5.3.       Right to Apply Rents. Beneficiary shall have the right, but not the obligation, to use and apply any Rents received hereunder in such manner as Beneficiary shall determine subject to the terms and conditions of the Loan Agreement.

Section 5.4.       Perfection Upon Recordation. Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust, Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee's (for the benefit of Beneficiary) and Beneficiary's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Grantor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.5.       Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.6.       No Merger of Estates. So long as part of the Indebtedness and the other Obligations secured hereby remain unpaid and undischarged, the fee, leasehold and subleasehold estates (if any) to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1.       Security Interest. This Deed of Trust constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Mortgaged Property. To this end, Grantor grants to Beneficiary a first and prior priority security interest subject only to the Permitted Liens in the Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the other Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Mortgaged Property which is personal property sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. It is the express understanding and intent of the parties that as to any personal property interests subject to Chapter 9 of the Uniform Commercial Code, Beneficiary, upon an Event of Default (subject to the Loan Agreement), may proceed under such Uniform Commercial Code or may proceed as to both real and personal property interests in accordance with the provisions of this Deed of Trust and its rights and remedies in respect to real property, and treat both real and personal property interests as one parcel or package of security.

Section 6.2.       Financing Statements. Grantor hereby authorizes Beneficiary to file such financing statements and hereby agrees to execute and deliver to Beneficiary, in form and substance reasonably satisfactory to Beneficiary, such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor is a corporation duly organized under the laws of the State of California and, except as otherwise expressly provided in the Loan Agreement, shall not change the state of its organization without less than twenty (20) days prior written notice to Beneficiary.

Section 6.3.       Fixture Filing and Financing Statement for As Extracted Collateral and Timber to Be Cut. This Deed of Trust shall also constitute a "fixture filing" and "financing statement covering as extracted collateral and timber to be cut" for the purposes of the UCC against all of the Mortgaged Property that is or is to become fixtures, as extracted collateral or timber to be cut, as applies. For purposes of the UCC, the following information concerning the security interest herein granted is furnished:

(a)            The name of Grantor is: The Pacific Lumber Company, a Delaware corporation, whose organizational number is 2075141; having an address as set forth in the first paragraph of this Deed of Trust.

(b)           The name of the Secured Party (Beneficiary) is: CIT Group/Business Credit, Inc., in its capacity as Agent, having an address as set forth in the first paragraph of this Deed of Trust.

(c)            Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above.

(d)           Grantor is the record owner of the real estate described in this Security Instrument.

This document is to be filed in the real estate records. A description of the real estate is attached hereto as Exhibits A-1 and A-2.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.1.       Certain Rights. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and without affecting any personal liability of any person for payment or performance of the Obligations or the effect of this Deed of Trust upon the remainder of the Mortgaged Property, Trustee may (i) reconvey any part of the Mortgaged Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses that may be incurred by it in the performance of its duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct. Grantor's obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

Section 7.2.       Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 7.3.       Successor Trustees. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action. Trustee shall be deemed to have accepted appointment of this instrument when this instrument is recorded, and any successor shall be deemed to have accepted appointment when the notice of substitution is recorded. Without limitation of the foregoing, Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, recorded in the county in which the Mortgaged Property is located or by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder; and such successor(s) shall, without conveyance from the predecessor Trustee, succeed to all title, estate, rights, powers and duties of such predecessor.

Section 7.4.       Perfection of Appointment. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 7.5.       Trustee Liability. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 8

MISCELLANEOUS

Section 8.1.       Notices; Notices of Default. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 9.01 of the Loan Agreement. Any Grantor whose address is set forth beneath the signature of Grantor on the execution page hereof hereby requests that a copy of notice of default and notice of sale be mailed to Grantor at that address (or at such other address as Grantor may designate in writing in accordance with Section 9.01 of the Loan Agreement). Failure to insert an address shall constitute a designation of Grantor's last known address as the address for such notice.

Section 8.2.       Covenants Running with the Land. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Mortgaged Property). All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 8.3.       Attorney-in-Fact. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary reasonably deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans, Property Agreements, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Mortgaged Property, and (d) if any Event of Default has occurred and is continuing, to perform any obligation of Grantor hereunder, however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3.

Section 8.4.       Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, Trustee, Grantor and the Lenders and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 8.5.       No Waiver. Any failure by Beneficiary, Trustee or the Lenders to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary, Trustee or the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.6.       Subrogation. To the extent proceeds of the Loans have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

Section 8.7.       Loan Agreement. If any conflict or inconsistency exists between this Deed of Trust and the Loan Agreement, the Loan Agreement shall govern.

Section 8.8.       Release or Reconveyance. Upon payment in full of the Indebtedness and performance in full of the other Obligations, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or reconvey, without warranty, the Mortgaged Property to the Person or Persons legally entitled thereto.

Section 8.9.       Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness or other Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary, Trustee or the Lenders.

Section 8.10.    Usury. This Deed of Trust and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by applicable laws. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the Obligations. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Obligations, or if Beneficiary's exercise of the option to accelerate the maturity of the Obligations, or if any prepayment of the Obligations result in the payment of any interest in excess of that permitted by law to be agreed upon by Grantor and Beneficiary, then it is the express intent of Grantor and Beneficiary that all excess amounts theretofore collected by Beneficiary be credited on the principal balance of the Loans (or, if the Loans and all of such other Obligations have been paid in full, refunded), and the provisions of the Loans and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, for the use, forbearance, detention, taking, charging, receiving or reserving on the Obligations shall, to the extent permitted by applicable laws, be amortized, prorated, allocated and spread throughout the full term of such Obligations until payment in full so that the rate or amount of interest on account of such Obligations does not exceed any usury ceiling from time to time in effect and applicable thereto for so long as debt is outstanding under the Obligations.

Section 8.11.    Applicable Law. The provisions of this Deed of Trust shall be governed by and construed under the laws of the state in which the Mortgaged Property is located.

Section 8.12.    Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.13.    Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Grantor and Beneficiary and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, this Deed of Trust, the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 8.14.	Beneficiary as Agent; Successor Agents.

(a)            Beneficiary has been appointed to act as Agent hereunder by the Lenders. Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Loan Agreement, any related agency agreement among Beneficiary and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "Agency Documents") and this Deed of Trust. Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Beneficiary, without inquiry into the existence of required consents or approvals of the Lenders therefor.

(b)           Beneficiary shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Beneficiary under this Deed of Trust. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Beneficiary under this Deed of Trust. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Beneficiary under this Deed of Trust, and the retiring or removed Beneficiary shall promptly (i) assign and transfer to such successor Beneficiary all of its right, title and interest in and to this Deed of Trust and the Mortgaged Property, and (ii) execute and deliver to such successor Beneficiary such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Beneficiary of the liens and security interests created under this Deed of Trust. After any retired or removed Agent's resignation or removal hereunder as Beneficiary, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Beneficiary hereunder.

Section 8.15.    Severability. If any provision of this Deed of Trust is or becomes invalid, illegal or unenforceable, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Deed of Trust shall remain in full force and effect.

Section 8.16.    Joint and Several Liability. The obligations of Grantor hereunder shall be joint and several obligations of each entity comprising Grantor.

Section 8.17.    Senior Deed of Trust. This Deed of Trust shall be prior and senior to that certain Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing of even date herewith, executed by Grantor in favor of The CIT Group/Business Credit, Inc., as Agent for the lenders under the Revolving Credit Agreement and recorded following this Deed of Trust.

ARTICLE 9

LOCAL LAW PROVISIONS

Section 9.1.       Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 9 and the other provisions of this Deed of Trust, the terms and conditions of this Article 9 shall control and be binding.

Section 9.2.       Waiver of Rights. Supplementing Section 8.8, Grantor waives, to the full extent permitted by law, (1) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Mortgaged Property; (2) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the Obligations and the right to require marshaling in the event of foreclosure of the liens hereby created; and (3) all rights and remedies that Grantor may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties, including, without limitation, Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433 of the California Civil Code.

Section 9.3.       Choice of Law. Supplementing Section 8.9, Grantor agrees that (i) whether or not deficiency judgments are available under the laws of the State of California after a foreclosure (judicial or nonjudicial) of the Mortgaged Property, or any portion thereof, or any other realization thereon by Beneficiary or Trustee, Beneficiary and Trustee shall have the right to seek such a deficiency judgment against Grantor in other states or foreign jurisdictions; (ii) to the extent Beneficiary or Trustee obtain a deficiency judgment in any other state or foreign jurisdiction then such party shall have the right to enforce such judgment in the State of California, as well as in other states or foreign jurisdictions; (iii) Grantor and Beneficiary will submit to non-exclusive jurisdiction and the laying of venue for any suit on this Deed of Trust in any state or federal court of competent jurisdiction in the State, County and City of New York;

(iv) without limiting the generality of the foregoing, Grantor hereby waives, to the maximum extent permitted by law, any rights it may have under the California Code of Civil Procedure Sections 580b, 580d and 726 with respect to the Mortgaged Property and the enforcement or realization by Beneficiary or Trustee of their respective rights and remedies under this Deed of Trust or with respect to the Mortgaged Property; and (v) no action, proceeding or judgment initiated, pursued or obtained by Beneficiary or Trustee in the State of California with respect to the Mortgaged Property or this Deed of Trust shall be considered a "judgment" for the purposes of such Section 580d or an "action" for the purposes of such Section 726.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:

The Pacific Lumber Company

By: /s/ Gary L. Clark

_____________________________

Name: Gary L. Clark
Title: VP Finance & Administration and CFO

Address of Grantor for Notices of Default and Sale:

The Pacific Lumber Company

125 Main Street,

                Scotia, California 95565

STATE OF CALIFORNIA)

		)	ss.
COUNTY	OF HUMBOLT}

On April 18, 2005, before me, Susan Pryor, a notary public in and for said State, personally appeared Gary L. Clark, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature:    /s/Susan Pryor

                       Susan Pryor

(Seal)

Exhibit 10.6

OC\746198.1